Exhibit 99.1

DRI Corporation Announces Multiple Orders for TwinVision® Smart Series Electronic Information Display Systems

  Combined Orders Total More Than $1 Million
  Orders Received Since May 2008 Product Launch

DALLAS--(BUSINESS WIRE)--November 6, 2008--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its TwinVision na, Inc. (TVna) subsidiary in Durham, N.C., has received a combined total of more than $1 million in orders for its new electronic information display systems -- TwinVision® All-LED Smart Series and TwinVision® Chromatic Smart Series -- since the products’ May 2008 launch.

David L. Turney, Chairman, President, and Chief Executive Officer, said: “To date, orders have been received on behalf of transit agencies in California, Pennsylvania, Maryland, and Oregon. We anticipate completing the delivery of these orders in first quarter 2009. Our innovative, advanced technological abilities are well known within the U.S. transit industry. Our TVna subsidiary has led the introduction of new electronic information display technologies many times in the recent decade. We believe these new products were well received by customers during the American Public Transportation Association’s (APTA) Bus and Paratransit Conference in May 2008 and the APTA EXPO in October 2008.”

Available in the U.S., the TwinVision® All-LED Smart Series and TwinVision® Chromatic Smart Series electronic information display systems utilize state-of-the-art processors to monitor system health and solid-state LED devices to provide extremely bright messages with wide-angle visibility both day and night. The products help reduce fleet maintenance costs and system diagnostic times, as well as deliver improved message displays.

ABOUT THE TWINVISION NA, INC. SUBSIDIARY

Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision® electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades’ old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, our belief that expected orders may reflect growing market acceptance of our products, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the new orders and their expected delivery and installation dates are incorrect, that we have misperceived the market acceptance of our products, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, , and as updated in our Quarterly Report on Form 10-Q filed August 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com